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                                                                   Exhibit 10.44


               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                     of the
                            SERIES C PREFERRED STOCK
                                       of
                          IRON AGE HOLDINGS CORPORATION

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware


     I, Andrea Geisser, Vice President of Iron Age Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with Section 151 of the Delaware General Corporation Law, certify:

     FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance of up to 15,000 shares of preferred stock, par value $.01 per share, in one or more series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares of such series, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation.

     SECOND: The Board of Directors, by unanimous written consent dated December 27, 2000, duly adopted the following resolution authorizing the creation of a new series of such preferred stock, to be known as "Series C Preferred Stock," stating that 2,500 shares of the authorized and unissued preferred stock shall constitute such series, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as follows:

     BE IT RESOLVED, that the terms of the Series C Preferred Stock shall be as follows:

     Section 1. Designation and Number. The designation of the third series of the authorized preferred stock, par value $.01 per share, of the Corporation shall be Series C Preferred Stock (the "Series C Preferred Stock"). The number of shares initially constituting the Series C Preferred Stock shall be 2,500.

     Section 2. Dividends.

     2A. General Obligation. The holders of shares of Series C Preferred Stock (each, a "Series C Preferred Share") shall be entitled to receive, when, as and if declared by the Board of



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Directors of the Corporation, out of funds legally available therefor, any Catch
Up Dividends plus dividends in an annual amount per share equal to the Dividend Amount. Such dividends shall be cumulative and shall be payable semi-annually in arrears on April 13 and October 13 (each of such dates being a "Dividend Payment Date" and each period between such dates being a "Dividend Period"), or if such date is not a business day, on the next succeeding business day, commencing
April 13, 2001. Dividends shall be paid to stockholders of record on the respective date, not exceeding 60 days preceding such Dividend Payment Date, as shall be fixed for this purpose by the Board of Directors in advance of payment of each particular dividend. Any dividend payments made with respect to Series C Preferred Shares will, at the option of the Corporation and to the extent permitted by applicable law, be made in additional fully paid and nonassessable Series C Preferred Shares valued at the Initial Share Value, and the issuance of such additional shares shall constitute full payment of such dividend; provided, however, that all dividends paid on the Series C Preferred Stock on any given Dividend Payment Date must either all be paid in cash or all be paid in additional shares of the applicable series of preferred stock. All dividends paid with respect to Series C Preferred Shares pursuant to this paragraph 2A shall be paid pro rata to the holders entitled thereto. The Corporation will issue, if necessary, fractions of a Series C Preferred Share as part of the payment of any dividend paid in additional Series C Preferred Shares. All Series C Preferred Shares which may be issued as a dividend with respect to the Series
C Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges.

     2B. Accrual. Dividends on shares of Series C Preferred Stock issued on the date of issuance shall be fully cumulative and shall accrue (whether or not earned or declared) from October 13, 2000; provided, however, that dividends on any Series C Preferred Share issued as dividends shall be fully cumulative and shall accrue (whether or not earned or declared) from the applicable Dividend Payment Date. Accumulated unpaid dividends for any past Dividend Periods may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a regular Dividend Payment Date, to holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors. Except for Catch Up Dividends, holders of Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends. No interest or sum of money in lieu of interest shall be payable in respect of any accumulated unpaid dividends.

     2C. Delivery of Certificates. The Corporation may defer delivery of stock certificates evidencing dividends declared and paid, provided that it credits such dividends to the holder on its preferred stock register. The Corporation will upon the request of a holder, deliver to each holder one or more stock certificates evidencing all Catch Up Dividends to which such holder is then entitled. The Corporation shall not enter into any agreement or undertaking which prohibits or restricts the Corporation from declaring and paying dividends in additional shares of Series C Preferred Stock.

     Section 3. Liquidation.


     3A. General Obligation. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with


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respect to the Series C Preferred Stock, but only to the extent of funds of the
Corporation legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), after the distribution or payment is made upon Series A Preferred Stock in satisfaction thereof, before any distribution or payment is made upon any Junior Securities, but in parity to any distribution to holders of Parity Securities, (i) each holder of outstanding Series C Preferred Stock shall receive all accrued and unpaid dividends thereon (including Catch Up Dividends) payable, at the option of the Corporation, in additional fully paid and nonassessable Series C Preferred Shares as provided in Section 2A, and (ii) each holder of outstanding and accrued Series C Preferred Shares, including such shares issued or issuable pursuant to clause (i), shall be entitled to be paid a per share amount in cash equal to $4,761 plus the Additional Amount (the amounts in clauses (i) and (ii) collectively, the "Liquidation Amount"), and the holders of Series C Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series C Preferred Stock and Parity Securities are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this
Section 3 and the aggregate liquidation value of the Parity Securities, then the entire assets available to be distributed to the holders of the Series C Preferred Stock and Parity Securities shall be distributed among such holders pro rata based upon the aggregate Liquidation Amount of the Series C Preferred Stock and the aggregate liquidation value of the Parity Securities held by each such holder before any payment is made to the holders of Junior Securities. Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series C Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series C Preferred Share, each share of Common Stock and each other equity security of the Corporation in connection with such liquidation, dissolution or winding up. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the Fair Market Value of such property.

     3B. Change of Control Liquidation. Any merger, consolidation, liquidation, dissolution or direct or indirect transfer of securities of the Corporation which is also a Change of Control shall constitute a liquidation under this
Section 3 unless the holders of two-thirds (66-2/3%) of the Series C Preferred Shares then outstanding consent otherwise.

     Section 4. Priority of Series C Preferred Stock on Dividends and Redemptions. So long as any Series C Preferred Stock remains outstanding, without the prior written consent of the holders of two thirds (66-2/3%) of the Series C Preferred Shares then outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided, however, that (i) the Corporation may repurchase or redeem any Junior Securities from any Mezzanine Investor pursuant to the provisions of
Section 3.1.7 of the Stockholders Agreement as in effect on the date hereof,
(ii) the Corporation may repurchase or redeem any Junior Securities held by any officers, directors or employees of the Corporation or its Subsidiaries (or by any Member of the Immediate Family (as defined in the Stockholders


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Agreement) of any such officer, director or employee, or, after the death of any such holder, by any such holder's estate, executors, administrators and personal representatives or any such holder's heirs, legatees or distributees) and (iii) the Corporation may declare and pay any dividend and make any distributions which are payable solely in the form of additional Junior Securities.

     Section 5. Redemptions.


     5A. General Obligation. In the event of a Change of Control or a Public Equity Offering, the Corporation shall redeem each Series C Preferred Share then outstanding (the "Redemption"), subject to the limitations set forth in Section 5B below. Upon a Redemption, the Corporation shall pay out of funds legally available therefor a price per Series C Preferred Share equal to the Redemption Price.

     5B. Redemption Payments. In the event of a redemption pursuant to Section 5A, the Corporation may not redeem any shares of Series C Preferred Stock unless the Corporation also redeems all (but not less than all) of the outstanding shares of Parity Securities which the Corporation is required to redeem upon a Change of Control or a Public Equity Offering. For each Series C Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay out of funds legally available therefor to the holder of such Series C Preferred Share (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series C Preferred Share) an amount equal to the Redemption Price; provided, however, that a Redemption shall only be made to the extent that funds of the Corporation are legally available for such purposes after: (i) all obligations under agreements providing for senior bank financing for the Corporation and its Subsidiaries (collectively, the "Senior Credit Obligations") have been paid in full and all commitments to lend additional amounts thereunder or under any other agreement shall have been canceled (or such redemption has been consented to by the lenders under the senior bank financing to the extent required thereunder) and (ii) any subordinated debt of the Corporation or its Subsidiaries has either been paid in full (or such redemption is permitted by the agreements relating thereto). Notwithstanding the foregoing, if the funds of the Corporation available, after fulfillment of the conditions set forth in clauses (i) and (ii) of the immediately preceding sentence (such fulfillment being referred to herein as the "Satisfaction of the Priority Obligations"), for redemption of Series C Preferred Shares on any Redemption Date and for redemption of the Parity Securities p are insufficient to redeem the total number of Series C Preferred Shares and Parity Securities to be redeemed on such date, those funds which are available after the Satisfaction of the Priority Obligations shall be used to redeem the maximum possible number of Series C Preferred Shares and Parity Securities pro rata among the holders of the Series C Preferred Shares and Parity Securities to be redeemed based upon the aggregate Redemption Price of such Series C Preferred Shares and the aggregate redemption price of the Parity Securities, as applicable, held by each such holder. At any time thereafter when additional funds of the Corporation are available (after Satisfaction of the Priority Obligations) for the redemption of Series C Preferred Shares and Parity Securities, such funds shall thereafter be used to redeem the balance of the Series C Preferred Shares and Parity Securities which the Corporation has become obligated to redeem but which it has not redeemed.


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     5C. Notice of Redemption. Except as otherwise provided herein, the
Corporation shall mail written notice of each redemption of any Series C Preferred Stock to each record holder thereof not more than 60 nor less than 10 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series C Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series C Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series C Preferred Shares.

     5D. Dividends After Redemption Date. No Series C Preferred Shares shall be entitled to any dividends accruing after the date on which the Redemption Price of such Series C Preferred Share is paid (or made available for payment to) to the holder of such Series C Preferred Share. On such date, all rights of the holder of such Series C Preferred Share shall cease, and such Series C Preferred Share shall no longer be deemed to be issued and outstanding.

     5E. No Reissuance of Series C Preferred Stock. No share or shares of the Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     Section 6. Voting and Other Rights.


     6A. Voting. Except as otherwise provided herein and as otherwise required by applicable law, the Series C Preferred Stock shall have no voting rights. The number of Series C Preferred Shares entitled to vote on any matter shall be determined as of the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except to the extent otherwise required by law, the holders of Series C Preferred Stock shall vote together as a single class on all matters.

     6B. Other Rights. In addition to any rights provided by law, without the written consent of the holders of two thirds (66-2/3%) of the Series C Preferred Shares then outstanding, the Corporation shall not:

          (i) authorize any proposed amendment to the Corporation's Certificate of Incorporation (including this Certificate of Designation) that would increase or decrease the aggregate number of authorized shares of Series C Preferred Stock, increase or decrease the par value of any shares of Series C Preferred Stock, or alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to adversely affect them; or

          (ii) authorize, issue or sell, or obligate itself to authorize, issue or sell, any class or series of preferred stock that is senior to or pari passu with the Series C Preferred Stock with respect to dividends, liquidation preferences or redemption rights


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     (other than additional shares of Series C Preferred Stock or Parity
     Securities which are issued in accordance with the terms thereof).

     Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series C Preferred Shares represented by the surrendered certificate. Subject to any stockholder or other agreements between the Corporation and the holders of Series C Preferred Stock, each such new certificate shall be registered in such name and shall represent such number of Series C Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series C Preferred Stock represented by the surrendered certificate.

     Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series C Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 9. Definitions. As used in this Certificate, the following terms are used with the meanings ascribed thereto in this Section 9.

     "Additional Amount" means the quotient equal to $2,332,065.81 divided by the total number of outstanding and accrued Series C Preferred Shares as of the liquidation.

     "Catch Up Dividends" means the amount of dividends, if any, at any time required to be paid on a Series C Preferred Share so that the amount of dividends paid on such share from its issue date to the payment date shall equal the amount of dividends which a holder of such share would have received on such share and on all Series C Preferred Stock dividend shares traceable to such share directly or by reason of Series C Preferred Stock dividends on such Series C Preferred Stock dividend shares, had the Corporation made timely payment of all Series C Preferred Stock dividends by the issuance of shares of Series C Preferred Stock from such issue date; provided, however, that such amount shall be reduced by the amount of dividends actually paid on the Series C Preferred Stock, whether in cash or in shares of Series C Preferred Stock.

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     "Change of Control" has the meaning ascribed thereto in the indenture governing the Senior Subordinated Notes.

     "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or liquidation or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Dividend Amount" means $985.42.

     "Fair Market Value" means the fair market value determined (i) in the case of any property to be valued where the value of such property is reasonably likely to exceed $5,000,000 in the aggregate, absent any agreement between the Corporation and the holders of two-thirds (66-2/3%) of the Series C Preferred Stock then outstanding, by an Independent Investment Banking Firm retained by the Corporation (the fees and expenses of which shall be the responsibility of the Corporation) selected as set forth below and (ii) in all other cases, in good faith by the Board of Directors. In the circumstances identified in clause
(i) of the immediately preceding sentence, the Board of Directors shall provide to each holder of the Series C Preferred Stock subject to such distribution a list of three Independent Investment Banking Firms none of whom shall be an affiliate of the Corporation, and within 15 days of receipt of such list, the holders of a majority of the Preferred Stock subject to such distribution shall select from such list the Independent Investment Banking Firm to perform the calculation; provided, however, that in the event an Independent Investment Banking Firm is not selected within such 15 day period, the Board of Directors shall make such selection.

     "Independent Investment Banking Firm" means any investment banking firm which is not the beneficial owner of any equity interest in the Corporation or any shareholder of the Corporation.

     "Initial Share Value" means $4,761.00 per share.

     "Iron Age" means Iron Age Corporation, a Delaware corporation.

     "Junior Securities" means any Common Stock or any other equity securities of the Corporation which rank junior as to liquidation rights, dividend rights and redemption rights to the Series C Preferred Stock.

     "Parity Securities" means (i) the Series B Preferred Stock and (ii) any class or series of capital stock or series of preferred stock of the Corporation, the terms of which provide that it ranks on a parity with the Series C Preferred Stock as to dividend rights and rights upon a liquidation, dissolution or winding up of the Corporation.


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     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Equity Offering" has the meaning ascribed thereto in the indenture governing the Senior Subordinated Notes.

     "Redemption Date" as to any Series C Preferred Share means the date specified in the notice of any redemption as required hereby; provided that no such date shall be a Redemption Date unless the Redemption Price of such Series C Preferred Share is actually paid (or made available for payment) in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid (or made available for payment).

     "Redemption Price" means, for each Series C Preferred Share, the Liquidation Amount thereof.

     "Senior Subordinated Notes" means the 97/8% Senior Subordinated Notes of Iron Age issued pursuant to the indenture among Iron Age and The Chase Manhattan Bank, as trustee.

     "Series B Preferred Stock" means the Series B Preferred Stock of the Corporation.

     "Stockholders Agreement" means the Stockholders Agreement dated on or about February 26, 1997 among the Corporation and the stockholders named therein, as amended and in effect from time to time, a copy of which is maintained at the Corporation's headquarters and is available to holders of Series C Preferred Shares upon request.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of two thirds (66-2/3%) of the Series C Preferred Stock outstanding at the time such


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action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series C Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Series C Preferred Stock or the times at which redemption of Series C Preferred Stock is to occur or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of one hundred percent (100%) of the Series C Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series C Preferred Stock then outstanding.


     Section 11. Notices. Any notice or other communication referred to herein shall be in writing, addressed as hereinafter provided, and shall be deemed effective (a) when delivered, (b) if sent by overnight courier, two Business Days after the same shall have been deposited with such courier, or (c) if delivered or sent by facsimile transmission, upon confirmation of transmission. Such notices or other communication shall be addressed as follows: (i) if to the Corporation, at its principal executive offices and (ii) if to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).


     Section 12. Adjustment. All numbers and amounts set forth herein which refer to share prices or amounts or liquidation preference related amounts, shall be appropriately adjusted (as determined by the Board of Directors) to reflect any stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Series C Preferred Stock.



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     IN WITNESS WHEREOF, said Iron Age Holdings Corporation has caused this
Certificate of Designation, Preferences and Rights to be executed by an officer of said Corporation thereunto duly authorized this 29th day of December 2000.

                                IRON AGE HOLDINGS CORPORATION



                                By__________________________
                                  Name:
                                  Title:







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